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                                                               EXHIBIT NO. 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated December 13, 1995, except for Note 15 to the financial statements as to which the date is December 29, 1995, on our audits of the consolidated financial statements and financial statement schedule of Stewart Enterprises, Inc. and Subsidiaries which reports are included in the Company's 1995 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand, L.L.P.
                                          --------------------------------
                                          COOPERS & LYBRAND L.L.P.

New Orleans, Louisiana
October 18, 1996